UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2025

AN2 THERAPEUTICS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41331	82-0606654
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1800 El Camino Real, Suite D
Menlo Park, California	94027
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (650) 331-9090

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value	ANTX	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02. Unregistered Sales of Equity Securities.

Issuance of Pre-Funded Warrants in Exchange for Common Stock

On June 17, 2025, AN2 Therapeutics, Inc. (the “Company”) entered into an exchange agreement with Coastlands Capital Partners LP (“Coastlands Capital”), pursuant to which Coastlands Capital exchanged 2,500,000 shares of the Company’s common stock for a pre-funded warrant to acquire 2,500,000 shares of the Company’s common stock. On June 19, 2025, the Company entered into another exchange agreement with Coastlands Capital, pursuant to which Coastlands Capital exchanged 300,000 shares of the Company’s common stock for a pre-funded warrant to acquire 300,000 shares of the Company’s common stock.

The pre-funded warrants have an exercise price of $0.00001 per underlying share of common stock, exercisable at any time until each is fully exercised, and will not expire until each is fully exercised. The number of shares of the Company’s common stock issuable upon exercise of each pre-funded warrant is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting the Company’s shares of common stock, as well as upon any distribution of assets, including cash, stock or other property, to the Company’s stockholders. The pre-funded warrants include a beneficial ownership blocker that provides that the holder may not exercise (nor may the Company allow the exercise) if upon giving effect to such exercise, it would cause the aggregate number of shares of the Company’s common stock beneficially owned by the holder (together with affiliates and any other persons whose beneficial ownership of the Company’s common stock would be aggregated for the purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended) to exceed 9.99% of the total number of then issued and outstanding shares of the Company’s common stock as determined in accordance with the terms of each pre-funded warrant; provided that the pre-funded warrant holder may increase or decrease such percentage to a percentage not in excess of 19.99% effective on or after the 61st day after notice of such increase or decrease is delivered to the Company.

The Company issued the pre-funded warrants without registration in reliance on the exemption from registration contained in Section 3(a)(9) of the Securities Act of 1933, as amended. The form of pre-funded warrant is filed as Exhibit 4.1 hereto and is incorporated herein by reference. The foregoing description does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

4.1	Form of Pre-Funded Warrant

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AN2 Therapeutics, Inc.

Date: June 20, 2025	By:	/s/ Joshua Eizen
Joshua Eizen
Chief Legal Officer and Chief Operating Officer